                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-K/A

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 20, 2004


                           COMMISSION FILE NO. 1-11727

                         HERITAGE PROPANE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)



            DELAWARE                                     73-1493906
(STATE OR OTHER JURISDICTION OF               (IRS EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


            8801 SOUTH YALE AVENUE, SUITE 310, TULSA, OKLAHOMA 74137
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (918) 492-7272
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

         This current report on Form 8-K/A amends our current report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2003 (the "Form 8-K"). Unless set forth below, all previous items of the Form 8-K are unchanged.

ITEMS 1 AND 2. CHANGES IN CONTROL OF REGISTRANT AND ACQUISITION OR DISPOSITION OF ASSETS

         On January 20, 2004, we closed our previously announced combination with the operations of La Grange Energy, L.P., which is engaged in the midstream natural gas business. La Grange Energy conducts its midstream operations through La Grange Acquisition, L.P. and its subsidiaries under the name Energy Transfer Company. As part of the transactions, on January 20, 2004, La Grange Energy acquired our general partner, which pursuant to our partnership agreement has sole responsibility for conducting our business and managing our operations.
La Grange Energy is owned by Natural Gas Partners VI, L.P., a private equity fund, Ray C. Davis, Kelcy L. Warren and a group of institutional investors.

         In connection with the transaction, La Grange Energy contributed its interest in Energy Transfer and certain related assets to us in exchange for:

         o a cash payment (the "Cash Payment") equal to $300 million, subject to certain adjustments including (1) a reduction for any accounts payable and other specified liabilities of Energy Transfer at closing, (2) a reduction to the extent that the long-term debt of Energy Transfer at closing is greater than $151.5 million and (3) an increase by up to $80 million to reimburse La Grange Energy for certain mutually agreed upon capital expenditures paid by La Grange Energy to third parties prior to the closing;

         o  the retirement at closing of Energy Transfer's debt;

         o the assumption at closing of Energy Transfer's accounts payable and other specified liabilities;

         o  4,419,177 common units;

         o  7,721,542 class D units; and

         o  3,742,515 special units.

         As a result of the issuance of the units described above, La Grange Energy owns approximately 41.6% of our outstanding common units assuming the conversion of the class D units and special units into common units.

         In conjunction with this transaction, Energy Transfer distributed its cash and accounts receivable to La Grange Energy (the "Working Capital Distribution"), and an affiliate of La Grange Energy contributed an office building to Energy Transfer, in each case prior to the contribution of Energy Transfer to us.

         As part of this transaction, La Grange Energy purchased all of the partnership interests of U.S. Propane, L.P., our general partner, and all of the member interests of U.S. Propane, L.L.C., the general partner of U.S. Propane, L.P., from subsidiaries of AGL Resources, Inc., Atmos Energy Corporation, TECO Energy, Inc. and Piedmont Natural Gas Company, Inc. (the "Previous Owners") for $30 million in cash. The $30 million cash purchase price was funded from a portion of the Cash Payment and the Working Capital Distribution. Prior to the sale of our general partner to La Grange Energy, certain assets of our general partner, including all of the stock of Heritage Holdings, Inc. and 180,028 common units, were distributed by our general partner to an affiliate of the Previous Owners. Prior to the closing, U.S. Propane, L.P. owned a 1% general partner interest in us and a 1.01% general partner interest in our operating partnership, Heritage Operating, L.P. As part of the acquisition of our general partner, U.S. Propane, L.P. made a capital contribution of its interest in the operating partnership to us in exchange for an additional 1% general partner interest in us. As a result, U.S. Propane, L.P. now owns a 2% general partner interest in us.

         Also in conjunction with these transactions, we acquired from this affiliate of the Previous Owners all of the stock of Heritage Holdings, which owned approximately 4,426,916 common units, for $100 million in cash. In addition, we inherited approximately $104.7 million in liabilities of Heritage Holdings. Substantially all of these liabilities are deferred tax liabilities arising from differences in the book and tax basis of Heritage Holdings' assets. After our purchase of Heritage Holdings, the common units owned by Heritage Holdings were converted into class E units.

         In connection with these transactions, La Grange Energy and its affiliates, including Ray C. Davis and Kelcy L. Warren, have agreed not to engage, invest or participate, directly or indirectly, in any business activities involving (a) the purchase, sale, exchange, marketing, trading, storage or transportation of propane or (b) the purchase, gathering, treating, processing, marketing, sales, storage, transportation, fractionation or distribution of natural gas and NGLs, subject to certain limited exceptions. Each of La Grange Energy and its affiliates have agreed not to engage in these activities until the earlier of (i) the third anniversary of the closing of the Energy Transfer transaction or (ii) the date such party ceases to be engaged in the business of Heritage or the business of Energy Transfer as an owner, officer, director or employee, as the case may be.

         Also in connection with the transactions, the Previous Owners have agreed not to engage, invest or participate, directly or indirectly, in any business activities involving the purchase, sale, exchange, marketing, trading, storage or transportation of propane, subject to certain limited exceptions, until the third anniversary of the closing of the acquisition of Energy Transfer.

         In connection with the Energy Transfer transaction, James E. Bertelsmeyer, Andrew W. Evans, Royston K. Eustace, William N. Cantrell, David J. Dzuricky, Kevin M. O'Hara, J. Patrick Reddy and J.D Woodward resigned as directors of our general partner. Additionally, as part of the transaction, the board of directors of our general partner elected Ray C. Davis, Kelcy L. Warren, David R. Albin and Kenneth A. Hersh as directors of our general partner.

         Attached as Exhibit 99.1 is a press release announcing the closing of the Energy Transfer transaction.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b) Pro Forma Financial Information.

     Item 7(b) of the Form 8-K is hereby amended and restated in its entirety as follows:

                        HERITAGE PROPANE PARTNERS, L.P.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INTRODUCTION

     The pro forma financial statements are based upon the combined historical financial position and results of operations of Heritage Propane Partners, L.P. ("Heritage") and La Grange Acquisition, L.P. which conducts business under the name Energy Transfer Company ("Energy Transfer"). The pro forma financial statements give effect to the following transactions:

     - In November 2003, Heritage signed a definitive agreement with La Grange Energy, L.P. ("La Grange Energy") pursuant to which La Grange Energy will contribute its subsidiary Energy Transfer to Heritage in exchange for cash, the assumption of debt and accounts payable and other specified liabilities, Common Units, Class D Units and Special Units of Heritage. Energy Transfer will distribute its cash and accounts receivable to La Grange Energy and an affiliate of La Grange Energy will contribute an office building to Energy Transfer, in each case prior to the contribution of Energy Transfer to Heritage. Simultaneously with this acquisition, La Grange Energy will obtain control of Heritage by acquiring all of the interest in U.S. Propane, L.P., the general partner of Heritage, and U.S. Propane, L.L.C., the general partner of U.S. Propane L.P., from subsidiaries of AGL Resources, Inc., Atmos Energy Corporation, TECO Energy, Inc. and Piedmont Natural Gas Company, Inc. (the "Utilities"). Heritage will also acquire all of the common stock of Heritage Holdings, Inc. ("Heritage Holdings") from the Utilities. The transactions described in this paragraph are collectively referred to as the "Energy Transfer Transaction."

     - Energy Transfer was formed on October 1, 2002, and is owned by its limited partner, La Grange Energy, and its general partner, LA GP, LLC. La Grange Acquisition, L.P. (La Grange Acquisition) is the limited partner of ETC Gas Company, Ltd., ETC Texas Pipeline, Ltd., ETC Oklahoma Pipeline, Ltd., ETC Texas Processing, Ltd., ETC Marketing, Ltd., ETC Oasis Pipe Line, L.P. and ET Company I, Ltd. (collectively, the "Operating Partnerships"). La Grange Acquisition and the Operating Partnerships collectively form Energy Transfer Company. In October 2002, Energy Transfer acquired the Texas and Oklahoma natural gas gathering and gas processing assets of Aquila Gas Pipeline Corporation, a subsidiary of Aquila, Inc., including 50% of the capital stock of Oasis Pipe Line Company ("Oasis Pipe Line"), and a 20% ownership interest in the Nustar Joint Venture. On December 27, 2002, Oasis Pipe Line redeemed the remaining 50% of its capital stock and cancelled the stock, resulting in Energy Transfer owning 100% of Oasis Pipe Line. Energy Transfer contributed the assets acquired from Aquila Gas Pipeline to the Operating Partnerships in return for its limited partner interests in the Operating Partnerships. These transactions are collectively referred to as the "La Grange Transactions."

     The following pro forma combined financial statements include the following:

     - the unaudited pro forma balance sheet of Heritage, which gives pro forma effect to the Energy Transfer Transaction as if such transaction occurred on August 31, 2003;

     - the unaudited pro forma statement of operations of Heritage, which adjusts the pro forma statement of operations of Energy Transfer described below to give pro forma effect to the Energy Transfer Transaction as if such transaction occurred on September 1, 2002; and

     - the unaudited pro forma statement of operations of Energy Transfer, which gives pro forma effect to the La Grange Transactions as if such transactions occurred on September 1, 2002.

SUMMARY OF ENERGY TRANSFER TRANSACTION AND RELATED PRO FORMA FINANCIAL
STATEMENTS

     The following unaudited pro forma combined financial statements present (i) unaudited pro forma balance sheet data at August 31, 2003, giving effect to the Energy Transfer Transaction as if the Energy Transfer Transaction had been consummated on that date and (ii) unaudited pro forma operating data for the year ended August 31, 2003, giving effect to the Energy Transfer Transaction and the La Grange Transactions as if such transactions had been consummated on September 1, 2002. The unaudited pro forma combined balance sheet data combines the August 31, 2003 balance sheets of Energy Transfer, which is contained elsewhere in this prospectus supplement, Heritage, which is incorporated herein by reference, and Heritage Holdings after giving effect to pro forma adjustments. The unaudited pro forma combined statement of operations for the year ended August 31, 2003, combines the pro forma results of operations for Energy Transfer for the 12 months ended August 31, 2003, contained elsewhere in this prospectus supplement, and the results of operations for Heritage for the 12 months ended August 31, 2003, incorporated herein by reference, and the results of operations for Heritage Holdings after giving effect to pro forma adjustments.

     The Energy Transfer Transaction will be accounted for as a reverse acquisition in accordance with Statement of Financial Accounting Standard No.
141. Although Heritage is the surviving parent entity for legal purposes, Energy Transfer will be the acquiror for accounting purposes. The assets and liabilities of Heritage will be reflected at fair value to the extent acquired by Energy Transfer in accordance with EITF 90-13. The assets and liabilities of Energy Transfer will be reflected at historical cost. A final determination of the purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the following summary pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma combined financial statements. However, management does not believe that final adjustments will be materially different from the amounts presented herein.

     The following unaudited pro forma combined financial statements are provided for informational purposes only and should be read in conjunction with the separate audited combined financial statements of Energy Transfer (which are included elsewhere in this prospectus supplement) and Heritage (which are filed with Heritage's Annual Report filed on Form 10-K with the Securities and Exchange Commission on November 26, 2003 and incorporated herein by reference). The following unaudited pro forma combined financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the Energy Transfer Transaction and the La Grange Transactions had been consummated on the dates indicated or which may be achieved in the future.

                        HERITAGE PROPANE PARTNERS, L.P.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                AUGUST 31, 2003

                                                               ENERGY    HERITAGE   HERITAGE    PRO FORMA      PRO FORMA
                                                              TRANSFER   PROPANE    HOLDINGS   ADJUSTMENTS      COMBINED
                                                              --------   --------   --------   -----------     ----------
                                                                                    (IN THOUSANDS)
                                                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents..................................  $ 53,122   $  7,117   $     38    $ (53,122)(a)  $   72,091
                                                                                                  271,000(b)
                                                                                                  292,480(c)
                                                                                                 (369,220)(d)
                                                                                                   (5,500)(e)
                                                                                                  (50,000)(h)
                                                                                                   14,597(j)
                                                                                                  (86,780)(k)
                                                                                                   (1,641)(l)
 Accounts receivable........................................   105,987     35,879         --     (105,987)(a)      35,879
 Inventories and exchanges..................................     3,910     45,274         --           --          49,184
 Marketable securities and investments......................        --      3,044        913           --           3,957
 Prepaid expenses and other current assets..................    20,751      2,824      4,865           --          28,440
                                                              --------   --------   --------    ---------      ----------
   Total current assets.....................................   183,770     94,138      5,816      (94,173)        189,551
PROPERTY, PLANT AND EQUIPMENT, net..........................   393,025    426,588         --        1,500(a)      861,604
                                                                                                    5,000(d)
                                                                                                   35,491(f)
INVESTMENT IN AFFILIATES....................................     6,844      8,694         --        2,302(f)       17,840
NOTE RECEIVABLE.............................................        --         --     11,539      (11,539)(g)          --
INVESTMENT IN HERITAGE PROPANE..............................        --         --    168,273     (168,273)(h)          --
GOODWILL, net...............................................    13,409    156,595         --      160,853(f)      273,700
                                                                                                  (57,157)(m)
INTANGIBLES AND OTHER ASSETS, net...........................     3,645     52,824         --        4,000(b)       86,253
                                                                                                   15,096(f)
                                                                                                   10,688(f)
                                                              --------   --------   --------    ---------      ----------
   Total assets.............................................  $600,693   $738,839   $185,628    $ (96,212)     $1,428,948
                                                              ========   ========   ========    =========      ==========

                                            LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Working capital facility...................................  $     --   $ 26,700   $     --    $      --      $   26,700
 Accounts payable...........................................   114,198     43,690        767     (114,198)(d)      44,457
 Accrued and other current liabilities......................    23,865     36,073         --      (23,865)(d)      36,073
 Payable to associated companies, net.......................        --      6,255      1,505           --           7,760
 Current maturities of long-term debt.......................    30,000     38,309         --      (30,000)(d)      38,309
                                                              --------   --------   --------    ---------      ----------
    Total current liabilities...............................   168,063    151,027      2,272     (168,063)        153,299
LONG-TERM DEBT, less current maturities.....................   196,000    360,762         --      275,000(b)      685,762
                                                                                                 (196,000)(d)
                                                                                                   50,000(h)
MINORITY INTERESTS AND OTHER................................       157      4,002         --         (157)(d)         647
                                                                                                   (3,355)(i)
DEFERRED INCOME TAXES.......................................    55,385         --    103,930           --         159,315
                                                              --------   --------   --------    ---------      ----------
                                                               419,605    515,791    106,202      (42,575)        999,023
                                                              --------   --------   --------    ---------      ----------
PARTNERS' CAPITAL:
 General partner's capital..................................        --      2,190         --         (110)(e)      14,706
                                                                                                    4,488(f)
                                                                                                    3,355(i)
                                                                                                   15,903(j)
                                                                                                   (9,944)(k)
                                                                                                      (33)(l)
                                                                                                   (1,143)(m)
 Limited partners' capital, 26,722 issued and outstanding...   181,088    221,207         --     (157,609)(a)     413,985
                                                                                                  292,480(c)
                                                                                                   (4,182)(e)
                                                                                                  170,636(f)
                                                                                                   (1,012)(j)
                                                                                                  157,941(k)
                                                                                                 (401,511)(k)
                                                                                                   (1,247)(l)
                                                                                                  (43,457)(m)
                                                                                                     (349)(n)
 Common stock...............................................        --         --          5           (5)(h)          --
 Additional paid-in capital.................................        --         --     96,446      (11,539)(g)          --
                                                                                                  (84,907)(h)
 Retained earnings..........................................        --         --    (16,973)      16,973(h)           --
 Class C limited partners capital, 1,000 authorized, issued
   and outstanding..........................................        --         --         --           --              --
 Class D limited partners' capital, 7,722 authorized, issued
   and outstanding..........................................        --         --         --       (1,208)(e)     201,620
                                                                                                   49,306(f)
                                                                                                     (294)(j)
                                                                                                  275,968(k)
                                                                                                 (109,234)(k)
                                                                                                     (361)(l)
                                                                                                  (12,557)(m)
 Treasury units -- class E units, 4,427 authorized, issued
   and outstanding..........................................        --         --         --     (200,386)(h)    (200,386)
 Other comprehensive income (loss)..........................        --       (349)       (52)          52(h)           --
                                                                                                      349(n)
                                                              --------   --------   --------    ---------      ----------
    Total partners' capital.................................   181,088    223,048     79,426      (53,637)        429,925
                                                              --------   --------   --------    ---------      ----------
    Total liabilities and partners' capital.................  $600,693   $738,839   $185,628    $ (96,212)     $1,428,948
                                                              ========   ========   ========    =========      ==========

                            See accompanying notes.

                        HERITAGE PROPANE PARTNERS, L.P.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           YEAR ENDED AUGUST 31, 2003

                                      ENERGY
                                     TRANSFER
                                    PRO FORMA    HERITAGE   HERITAGE    PRO FORMA       PRO FORMA
                                     COMBINED    PROPANE    HOLDINGS   ADJUSTMENTS       COMBINED
                                    ----------   --------   --------   -----------      ----------
                                               (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
REVENUES..........................  $1,142,964   $571,476   $    --     $     --        $1,714,440
COSTS AND EXPENSES:
  Cost of products sold...........   1,012,341    297,156        --           --         1,309,497
  Operating expenses..............      22,735    152,131       435           --           175,301
  Depreciation and amortization...      15,996     37,959        --        1,183(o)         56,245
                                                                           1,006(p)
                                                                             101(q)
  Selling, general and
     administrative...............      17,842     14,037        --          (90)(q)        31,789
                                    ----------   --------   -------     --------        ----------
     Total costs and expenses.....   1,068,914    501,283       435        2,200         1,572,832
                                    ----------   --------   -------     --------        ----------
OPERATING INCOME (LOSS)...........      74,050     70,193      (435)      (2,200)          141,608
OTHER INCOME (EXPENSE):
  Interest expense................     (13,770)   (35,740)      (80)      (4,480)(r)       (54,070)
  Equity in earnings (losses) of
     affiliates...................        (251)     1,371     8,251       (8,251)(s)         1,120
  Gain on disposal of assets......          --        430        --         (157)(t)           273
  Other...........................        (302)    (3,213)    1,295         (692)(u)        (2,912)
                                    ----------   --------   -------     --------        ----------
INCOME BEFORE MINORITY INTEREST
  AND INCOME TAXES................      59,727     33,041     9,031      (15,780)           86,019
MINORITY INTERESTS................          --        876        --         (318)(v)           558
                                    ----------   --------   -------     --------        ----------
INCOME BEFORE INCOME TAXES........      59,727     32,165     9,031      (15,462)           85,461
INCOME TAXES......................       6,015      1,023     3,886           --            10,924
                                    ----------   --------   -------     --------        ----------
NET INCOME........................  $   53,712   $ 31,142   $ 5,145     $(15,462)           74,537
                                    ==========   ========   =======     ========
GENERAL PARTNER'S INTEREST IN NET
  INCOME..........................                                                           1,491
                                                                                        ----------
LIMITED PARTNERS' INTEREST IN NET
  INCOME..........................                                                      $   73,046
                                                                                        ==========
BASIC AND DILUTED NET INCOME PER
  LIMITED PARTNER UNIT............                                                      $     2.24
                                                                                        ==========
BASIC AND DILUTED WEIGHTED AVERAGE
  NUMBER OF UNITS OUTSTANDING.....                                                          32,546
                                                                                        ==========

                            See accompanying notes.

                        HERITAGE PROPANE PARTNERS, L.P.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

1.  BASIS OF PRESENTATION AND OTHER TRANSACTIONS

     The unaudited pro forma combined financial statements do not give any effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Energy Transfer Transaction. The unaudited pro forma combined financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the Energy Transfer Transaction had been consummated on the dates indicated or which may be achieved in the future. The purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of presenting such pro forma financial information.

     It has been assumed that for purposes of the unaudited pro forma combined balance sheet, the following transactions occurred on August 31, 2003, and for purposes of the unaudited pro forma combined statement of operations, the following transactions occurred on September 1, 2002. The unaudited pro forma combined balance sheet data combines the August 31, 2003 balance sheets of Energy Transfer, Heritage, and Heritage Holdings, after giving effect to pro forma adjustments. The unaudited pro forma combined statement of operations for the year ended August 31, 2003, combines the pro forma results of operations for the year ended August 31, 2003 of Energy Transfer, with the results of operations for the year ended August 31, 2003 of Heritage and Heritage Holdings, after giving effect to pro forma adjustments.

     In November 2003, Heritage signed a definitive agreement with La Grange Energy pursuant to which La Grange Energy will contribute its subsidiary Energy Transfer to Heritage in exchange for cash of $300,000, less the amount of Energy Transfer debt in excess of $151,500, which will be repaid as part of the transaction, and less Energy Transfer's accounts payable and other specified liabilities plus any agreed upon capital expenditures paid by La Grange Energy relating to the Energy Transfer business prior to closing, and $433,909 of Common Units and Class D Units of Heritage. For purposes of these unaudited pro forma combined financial statements, agreed upon capital expenditures of $5,000 have been assumed and the units are valued at $35.74, the average closing price of Heritage's common units on the New York Stock Exchange for the period three days before and three days after the signing of the definitive agreement on November 6, 2003. In conjunction with the Energy Transfer Transaction, Energy Transfer will distribute its cash and accounts receivables to La Grange Energy and an affiliate of La Grange Energy will contribute an office building to Energy Transfer, in each case prior to the contribution of Energy Transfer to Heritage. La Grange Energy will also receive 3,742,515 Special Units as contingent consideration for completing the Bossier Pipeline. If the Bossier Pipeline does not become commercially operational by December 1, 2004 and, as a result, XTO Energy, Inc. exercises rights to acquire the Bossier Pipeline pursuant to its transportation contract, the Special Units will no longer be considered outstanding and will not be entitled to any rights afforded any other of our units. The Special Units will convert to Common Units upon the Bossier Pipeline becoming commercially operational and such conversion being approved by Heritage's unitholders. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, the Special Units have not been recorded in the following pro forma balance sheet.

     Simultaneously with this acquisition, La Grange Energy will obtain control of Heritage by acquiring all of the interest in U.S. Propane, L.P., the general partner of Heritage, and U.S. Propane, L.L.C., the general partner of U.S. Propane L.P., from the Utilities for $30,000. U.S. Propane, L.P. will contribute its 1.0101% general partner interest in Heritage Operating, L.P. ("Heritage Operating") to Heritage in exchange for an additional 1% general partner interest in Heritage. Heritage will also buy the outstanding stock of Heritage Holdings for $100,000 funded with $50,000 of cash and a $50,000 note payable to the Utilities.

                        HERITAGE PROPANE PARTNERS, L.P.

     These pro forma combined financial statements assume that concurrent with the Energy Transfer Transaction, Energy Transfer will borrow $275,000 from financial institutions, and Heritage Propane will raise $309,520 of gross proceeds through the sale of 8,000,000 Common Units at an offering price of $38.69 per unit. The total of the proceeds will be used to finance the transaction and for general partnership purposes.

     The Energy Transfer Transaction will be accounted for as a reverse acquisition in accordance with SFAS No. 141. Although Heritage is the surviving parent entity for legal purposes, Energy Transfer will be the acquiror for accounting purposes. The assets and liabilities of Heritage Propane will be reflected at fair value to the extent acquired by Energy Transfer, which will be approximately 36.5%, determined in accordance with EITF 90-13. The assets and liabilities of Energy Transfer will be reflected at historical cost. The acquisition of Heritage Holdings by Heritage Propane will be accounted for as a capital transaction as the primary asset held by Heritage Holdings is 4,426,916 Common Units of Heritage Propane. Following the acquisition of Heritage Holdings by Heritage Propane, these Common Units will be converted to Class E Units. The Class E Units will be recorded as treasury units in the unaudited pro forma combined balance sheet.

     If the Bossier Pipeline extension contingency described above occurs and the Special Units convert to Common Units, the Common Units will be valued at $35.74 per unit for total consideration of approximately $134 million. The Bossier Pipeline will be recorded at its historical cost. The issuance of the additional Common Units upon the conversion of the special units will adjust the percent of Heritage Propane acquired in the Energy Transfer Transaction and will result in an additional step-up being recorded in accordance with EITF 90-13. If the Special Units were converted to Common Units in the pro forma balance sheet, Energy Transfer would have acquired approximately 42.8% of Heritage Propane and recorded approximately $39 million as an additional step-up in the assets and liabilities of Heritage Propane.

     The historical financial statements of Energy Transfer will become the historical financial statements of the registrant. The results of operations of Heritage Propane will be included with the results of Energy Transfer after completion of the Energy Transfer Transaction. Energy Transfer was formed on October 1, 2002 and will have an August 31 year-end. Accordingly, Energy Transfer's 11-month period ended August 31, 2003, will be treated as a transition period under the rules of the Securities and Exchange Commission.

     The excess purchase price over predecessor cost was determined as follows:

Net book value of Heritage Propane at August 31, 2003.......  $ 223,048
Historical goodwill at August 31, 2003......................   (156,595)
Equity investment from public offering......................    309,520
Treasury class E unit purchase..............................   (200,386)
                                                              ---------
                                                                175,587
Percent of Heritage Propane acquired by La Grange Energy....       36.5%
                                                              ---------
Equity interest acquired....................................  $  64,090
                                                              =========
Fair market value of limited partner units..................  $ 651,331
Purchase price of general partner interest..................     30,000
Equity investment from public offering......................    309,520
Treasury class E unit purchase..............................   (200,386)
                                                              ---------
                                                                790,465
Percent of Heritage Propane acquired by La Grange Energy....       36.5%
                                                              ---------

                        HERITAGE PROPANE PARTNERS, L.P.

Fair value of equity acquired...............................    288,520
Net book value of equity acquired...........................     64,090
                                                              ---------
Excess purchase price over predecessor cost.................  $ 224,430
                                                              =========

     For purposes of the pro forma balance sheet, the excess of purchase price over predecessor costs have been allocated using the acquisition methodology used by Heritage Propane when evaluating potential acquisitions. Following the consummation of the Energy Transfer Transaction, an appraisal will be obtained to record the final asset valuations. Management of Heritage Propane is in the process of engaging an appraisal firm to perform the asset appraisal, however management does not anticipate that the final valuation will be materially different than the preliminary allocation. The preliminary allocation used in the pro forma balance sheet is as follows:

Property, plant and equipment (30 year life)................  $ 35,491
Investment in affiliate.....................................     2,302
Customer lists (15 year life)...............................    15,096
Trademarks..................................................    10,688
Goodwill....................................................   160,853
                                                              --------
                                                              $224,430
                                                              ========

     For purposes of the pro forma statement of operations, pro forma basic and diluted earnings per limited partner unit is calculated as follows:

Basic pro forma net income per limited partner unit:
Limited partners' interest in pro forma net income..........  $73,046
                                                              =======
Historical weighted average limited partner units...........   16,636
Conversion of phantom units to common units upon change in
  control...................................................      196
Units issued in this offering...............................    8,000
Common units and class D units issued in conjunction with
  the Energy Transfer Transaction...........................   12,141
Common units converted to class E units and recorded as
  treasury units............................................   (4,427)
                                                              -------
Weighted average limited partner units......................   32,546
                                                              =======
Basic pro forma net income per limited partner unit.........  $  2.24
                                                              =======
Diluted pro forma net income per limited partner unit:
Limited partners' interest in pro forma net income..........  $73,046
                                                              =======
Historical weighted average limited partner units, assuming
  dilutive effect of phantom units..........................   16,694
Less weighted average phantom units outstanding.............      (58)
Conversion of phantom units to common units upon change in
  control...................................................      196
Units issued in this offering...............................    8,000

                        HERITAGE PROPANE PARTNERS, L.P.

Common units and class D units issued in conjunction with
  the Energy Transfer Transaction...........................   12,141
Common units converted to class E units and recorded as
  treasury units............................................   (4,427)
                                                              -------
Weighted average limited partner units......................   32,546
                                                              =======
Diluted pro forma net income per limited partner unit.......  $  2.24
                                                              =======

2.  PRO FORMA ADJUSTMENTS

     (a) Reflects the distribution of cash and accounts receivable of Energy Transfer to La Grange Energy and the contribution of an office building owned by an affiliate of La Grange Energy to Energy Transfer.

     (b) Reflects borrowing of $275,000 under the new Energy Transfer credit facility, net of loan origination fees of $4,000. The borrowing is assumed to have a fixed average interest rate of 5%.

     (c) Reflects the net proceeds received from this offering of 8,000,000 Common Units of Heritage Propane at an offering price of $38.69 per unit, net of underwriting discount of approximately $17,040.

     (d) Reflects the repayment of Energy Transfer's existing debt, accounts payable and other specified liabilities of Energy Transfer that were outstanding immediately prior to the Energy Transfer Transaction and the reimbursement of certain capital expenditures.

     (e) Reflects cash used to pay offering and other transaction costs of $5,500, allocated to the partners' capital accounts based on their ownership percentages.

     (f) Reflects the allocation of the excess purchase price over predecessor costs to property, plant and equipment of $35,491, investment in affiliate of $2,302, customer lists of $15,096, trademarks of $10,688 and goodwill of $160,853, and the allocation to partners' capital based on their ownership percentages.

     (g) Reflects the elimination of a note receivable held by Heritage Holdings that is to be distributed to the Utilities that own U.S. Propane, L.P.

     (h) Represents cash paid of $50,000 and the issuance of a $50,000 7% note payable to the Utilities for all of the common stock of Heritage Holdings and the assumption of liabilities of Heritage Holdings of $104,697. The purchase price is allocated as follows:

Cash paid to the Utilities..................................  $ 50,000
Note payable to the Utilities...............................    50,000
Assumption of liabilities...................................   104,697
                                                              --------
                                                              $204,697
                                                              ========
Allocated to assets as follows:
  Current assets............................................  $  4,311
  Investment in Heritage Propane............................   200,386
                                                              --------
                                                              $204,697
                                                              ========

     The investment in Heritage Holdings is recorded as Treasury Units in the unaudited pro forma combined balance sheet as Heritage Holdings becomes a wholly-owned subsidiary of Heritage Propane as part of the Energy Transfer Transaction.

     (i) Reflects the contribution of U.S. Propane, L.P.'s 1.0101% general partner interest in Heritage Operating to Heritage Propane for an additional 1% general partner interest in Heritage Propane.

                        HERITAGE PROPANE PARTNERS, L.P.

     (j) Reflects the contribution from U.S. Propane, L.P. to Heritage of cash of $14,597 and an interest in Energy Transfer of $1,306 in connection with this offering and the Energy Transfer Transaction in order to maintain its 2% general partner interest in Heritage.

     (k) Reflects the payment of cash to La Grange Energy of $86,780 and the issuance to La Grange Energy of 4,419,177 Common Units, and 7,721,542 Class D Units of Heritage Propane. Also reflects the allocation of such amounts to partners' capital based on their ownership percentages.

Cash paid to La Grange Energy for Energy Transfer...........  $ 86,780
Issuance of 4,419,177 Common Units of Heritage Propane......   157,941
Issuance of 7,721,542 Class D Units of Heritage Propane.....   275,968
                                                              --------
                                                              $520,689
                                                              ========

     (l) Reflects the payment of compensation to the executive officers of Heritage Propane under the change of control provisions contained in the executive officers' employment agreements, allocated to partners' capital based on their ownership percentages.

     (m) Reflects elimination of goodwill of Heritage Propane to the extent Heritage Propane was acquired by Energy Transfer, and the allocation of such amount to partners' capital based on their ownership interests.

     (n) Reflects the elimination of accumulated other comprehensive income.

     (o) Reflects the additional depreciation related to the step-up of net book value of property, plant and equipment having 30-year lives.

     (p) Reflects the additional amortization related to the step-up of net book value of customer lists having lives of 15 years. Trademarks and goodwill are indefinite-lived assets subject to annual tests for impairment.

     (q) Reflects the effect on depreciation of the contribution of the Dallas office building from an affiliate of La Grange Energy to Energy Transfer and the reversal of rent previously paid.

     (r) Allocation of additional interest expense of $13,250 related to the $275,000 of borrowings under the term loan at an assumed average interest rate of 5%, amortization of loan origination fees of $1,000 and $3,500 of additional interest expense related to the issuance of a $50,000 note payable to the Utilities at an average interest rate of 7%. This additional expense is offset by the elimination of $13,770 of interest on the repayment of the Energy Transfer debt of $226,000. A 1/8% change in the interest rate on the $275,000 of borrowings under the term loan would change interest expense by approximately $344.

     (s) Reflects elimination of Heritage Holding's equity in earnings of Heritage Propane.

     (t) Reflects the elimination of the gain on sale of assets as the assets are recorded at fair market value.

     (u) Reflects elimination of interest income from the note receivable of $11,539 which was retained by the Utilities. The note receivable had an interest rate of 6%.

     (v) Reflects the elimination of minority interest expense for the 1.0101% general partner's interest in Heritage Operating contributed to Heritage Propane for an additional 1% general partner interest in Heritage Propane.

SUMMARY OF LA GRANGE TRANSACTIONS AND RELATED PRO FORMA FINANCIAL STATEMENTS

     The following is Energy Transfer's unaudited pro forma combined statement of operations for the year ended August 31, 2003.

     The unaudited pro forma combined statement of operations gives pro forma effect to the following transactions as if they had occurred on September 1, 2002.

     - The October 1, 2002 purchase of the operating assets of Aquila Gas Pipeline Corporation by Energy Transfer.

     - The December 27, 2002 redemption by Oasis Pipe Line Company of the 50% of its common stock held by Dow Hydrocarbons Resources, Inc., resulting in Energy Transfer's becoming the 100% owner of Oasis Pipe Line Company.

     - The December 27, 2002 contribution of other assets and a marketing operation by ETC Holdings L.P. to Energy Transfer.

     The Energy Transfer unaudited pro forma amounts are included in the pro forma statements of Heritage Propane, included on pages F-2 through F-10 elsewhere in the prospectus supplement, which reflect the pro forma effects of the combination of Heritage Propane and Energy Transfer and the offering and related transactions as contemplated in this prospectus supplement.

     These transaction adjustments are presented in the notes to the Energy Transfer unaudited pro forma combined statement of operations. The unaudited pro forma combined statement of operations and accompanying notes should be read together with the financial statements and related notes included elsewhere in the prospectus.

     The Energy Transfer unaudited pro forma combined statement of operations was derived by adjusting the historical financial statements of Aquila Gas Pipeline, Energy Transfer and Oasis Pipe Line Company. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma combined statement of operations does not purport to present the results of operations of Energy Transfer had the transactions above actually been completed as of the dates indicated. Moreover, the unaudited pro forma combined statement of operations does not project the results of operations of Energy Transfer for any future date or period.

                            ENERGY TRANSFER COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 31, 2003

                                                                  OASIS PIPE
                               ENERGY TRANSFER    AQUILA GAS      LINE FOUR     ET COMPANY I
                                ELEVEN MONTHS    PIPELINE ONE       MONTHS      FOUR MONTHS
                                    ENDED         MONTH ENDED       ENDED          ENDED
                                 AUGUST 31,      SEPTEMBER 30,   DECEMBER 27,   DECEMBER 27,
                                    2003             2002            2002           2002       ADJUSTMENTS     PRO FORMA
                               ---------------   -------------   ------------   ------------   -----------     ----------
                                                             (IN THOUSANDS)
OPERATING REVENUES...........    $1,008,723         $66,563        $11,532        $57,409         (1,263)(a)   $1,142,964
COSTS AND EXPENSES:
  Cost of sales..............       899,539          59,691            283         55,003         (1,263)(a)    1,013,253
  Operating..................        19,081           1,669          1,424            561             --           22,735
  General and
     administrative..........        15,965               3          1,215            659             --           17,842
  Depreciation and
     amortization............        13,461           2,226            701             --         (1,241)(b)       15,996
                                                                                                     849(c)
  Unrealized (gain) on
     derivatives.............          (912)             --             --             --             --             (912)
                                 ----------         -------        -------        -------        -------       ----------
     Total costs and
       expenses..............       947,134          63,589          3,623         56,223         (1,655)       1,068,914
INCOME FROM OPERATIONS.......        61,589           2,974          7,909          1,186            392           74,050
OTHER INCOME (EXPENSE).......           102               4           (408)            --             --             (302)
EQUITY IN NET INCOME OF
  AFFILIATE..................         1,423             850             --            (94)        (2,430)(d)         (251)

INTEREST AND DEBT EXPENSES,
  net........................        12,057             393            (33)            --          1,353(e)        13,770
                                 ----------         -------        -------        -------        -------       ----------
INCOME BEFORE INCOME TAXES...        51,057           3,435          7,534          1,092         (3,391)          59,727
INCOME TAX EXPENSE...........         4,432             879          2,639             --         (1,056)(f)        6,015
                                                                                                    (879)(g)
                                 ----------         -------        -------        -------        -------       ----------
NET INCOME...................    $   46,625         $ 2,556        $ 4,895        $ 1,092        $(1,456)      $   53,712
                                 ==========         =======        =======        =======        =======       ==========

                            ENERGY TRANSFER COMPANY

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

1.  BASIS OF PRESENTATION AND OTHER TRANSACTIONS

     The historical financial information is derived from the historical financial statements of our predecessor company, Aquila Gas Pipeline and subsidiaries ("Aquila Gas Pipeline") as well as the financial statements of Energy Transfer and Oasis Pipe Line Company ("Oasis") and ET Company I.

     The pro forma statement of operations reflects the closing of the following transactions as if they occurred on September 1, 2002:

     - The October 1, 2002 purchase of the operating assets of Aquila Gas Pipeline by Energy Transfer.

     - The December 27, 2002 redemption by Oasis of the 50% of its common stock held by Dow Hydrocarbons Resources, Inc, resulting in Energy Transfer being the 100% owner of Oasis.

     - The December 27, 2002 contribution of ET Company I, consisting of other assets and a marketing operation, by ETC Holdings, L.P. to Energy Transfer.

     The following describes where each of the columns on the unaudited pro forma combined statement of operations was derived:

     Energy Transfer -- This column was derived from the audited financial statements of Energy Transfer for the eleven months ended August 31, 2003.

     Aquila Gas Pipeline -- Energy Transfer purchased the assets and operations of Aquila Gas Pipeline effective October 1, 2002. After this date, the operations are included in the Energy Transfer financial statements. This column was derived from the unaudited financial statements of Aquila Gas Pipeline for the one-month ended September 30, 2002.

     Oasis Pipe Line -- Prior to December 27, 2002, Energy Transfer and its predecessor, Aquila Gas Pipeline, owned 50% of Oasis and accounted for Oasis under the equity method. On December 27, 2002 the remaining 50% of Oasis was purchased. After this date, the results of Oasis's operations are consolidated into the results of Energy Transfer. This column was derived from the unaudited financial statements of Oasis for the four months ended December 27, 2002.

     ET Company I -- ETC Holdings, L.P. contributed ET Company I to Energy Transfer on December 27, 2002. After this date, ET Company I's results of operations are included in the financial statements of Energy Transfer. This column was derived from the unaudited financial statements of ET Company I for the four month period ended December 27, 2002.

2.  PRO FORMA ADJUSTMENTS

     (a) Reflects the elimination of transportation revenue of Oasis for services provided to Energy Transfer and Aquila Gas Pipeline for the four months ended December 27, 2002.

     (b) Reflects the decrease to depreciation expense resulting from the change in carrying value of the basis in property plant and equipment as a result of the acquisition of Aquila Gas Pipeline's assets.

     (c) Reflects the increase to depreciation expense resulting from the change in carrying value of Oasis's assets as a result of Oasis's redemption of the equity interest held by Dow Hydrocarbons Resources, Inc. and the contribution of other assets and marketing operations to Energy Transfer from ETC Holdings, L.P.

     (d) Reflects the elimination of the equity method income derived from Oasis prior to its becoming a wholly owned subsidiary.

     (e) Reflects the adjustment to interest expense as a result of the assumption of a September 1, 2002 purchase transaction date for the assets of Aquila Gas Pipeline and the redemption of the Oasis equity interests. In addition, this adjustment reflects the change in amortization of the deferred financing costs as though these costs were incurred as of September 1, 2002.

     (f) Reflects the reduction in income tax expense at Oasis as a result of an intercompany note between Energy Transfer and Oasis. The proceeds from the note were used to redeem the equity interest in Oasis held by Dow Hydrocarbons Resources, Inc. It also reflects the tax effects of the change in depreciation expense related to Oasis as described in (c).

     (g) Reflects the elimination of income tax expense of Aquila Gas Pipeline. Aquila was taxed as a "C" corporation as opposed to Energy Transfer's limited partnership structure.

(c) Exhibits. See Exhibit Index.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HERITAGE PROPANE PARTNERS, L.P.
                                  BY: U.S. Propane, L.P., its general partner
                                  BY: U.S. Propane, L.L.C., the general partner
                                      of U.S. Propane, L.P.


Date:  January 20, 2004               By: /s/ RAY C. DAVIS
                                          --------------------------------------
                                          Ray C. Davis
                                          Co-Chief Executive Officer and
                                          officer duly authorized to sign
                                          on behalf of the registrant

                                      By: /s/ KELCY L. WARREN
                                          --------------------------------------
                                          Kelcy L. Warren
                                          Co-Chief Executive Officer and
                                          officer duly authorized to sign
                                          on behalf of the registrant

                                  EXHIBIT INDEX


  EXHIBIT NO.                      DESCRIPTION
  -----------          ---------------------------------------------------------
     10.1              Acquisition Agreement dated November 6, 2003 among the
                       owners of U.S. Propane, L.P. and U.S. Propane, L.L.C. and
                       La Grange Energy, L.P. (incorporated by reference to
                       Exhibit 10.30 to Heritage Propane Partners, L.P.'s Annual
                       Report on Form 10-K for the year ended August 31, 2003).

     10.2              Contribution Agreement dated November 6, 2003 among
                       La Grange Energy, L.P. and Heritage Propane Partners, L.P. and U.S. Propane, L.P. (incorporated by reference to
                       Exhibit 10.31 to Heritage Propane Partners, L.P.'s Annual Report on Form 10-K for the year ended August 31, 2003).

     10.3 Amendment No. 1 dated December 7, 2003 to Contribution Agreement dated November 6, 2003 among La Grange Energy, L.P. and Heritage Propane Partners, L.P. and U.S. Propane, L.P. (incorporated by reference to Exhibit
                       10.31.1 to Heritage Propane Partners, L.P.'s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2003).

     10.4 Stock Purchase Agreement dated November 6, 2003 among the owners of Heritage Holdings, Inc. and Heritage Propane Partners, L.P. (incorporated by reference to
                       Exhibit 10.32 to Heritage Propane Partners, L.P.'s Annual Report on Form 10-K for the year ended August 31, 2003).

     99.1              Press Release dated January 20, 2004.